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                                                                      EXHIBIT 99

                            Specimen Enrollment Form

                OREGON PACIFIC BANCORP DIVIDEND REINVESTMENT PLAN

                          Enrollment Authorization Form

         In order to participate in the Oregon Pacific Bancorp Dividend Reinvestment Plan, please completely fill out this form.

         1.       Shareholder Information.

         Print name of shareholder (indicate all names if shares jointly held):

                  __________________________     _____________________________
                  Owner Name                     Soc. Sec. No. or Tax I.D. No.

                  ____________________________________________________________
                  Owner Address

                  __________________________     _____________________________
                  Owner Name                     Soc. Sec. No. or Tax I.D. No.

                  ____________________________________________________________
                  Owner Address

         2.       Street, Broker or Nominee Name.

         If the shares covered by this form are held in the name of a broker, or in a street or nominee name (including in the name of a trustee), indicate as follows:

                  Street, Broker or Nominee Name:_____________________________

                  __________________________
                  Number of Shares Held

         3.       Acknowledgment.

         I/we hereby elect to participate in the Oregon Pacific Bancorp Dividend Reinvestment Plan (the "Plan") as described in the Prospectus of January 27, 2003. I/we acknowledge receipt of a copy of the Prospectus, and agree to participate in the Plan on the terms and conditions set forth in the Prospectus and as specified in this Enrollment Authorization Form. This election to participate in the Plan shall remain effective until I/we cancel this enrollment in writing, or until as otherwise provided under the Plan.

_________________________   Date: ____________
Shareholder

If signing as agent or in a representative capacity, indicate title:__________.

_________________________   Date: ____________
Shareholder

If signing as agent or in a representative capacity, indicate title:__________.

_________________________   Date: ____________
Shareholder

If signing as agent or in a representative capacity, indicate title:__________.